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                                                                   EXHIBIT 10.27

                         TERMINATION AND MUTUAL RELEASE

        This Termination and Mutual Release is dated May 29, 1998, and is entered into by and between Seagate Technology, Inc., a Delaware corporation ("Seagate") and StorMedia Incorporated, a Delaware corporation ("StorMedia") pursuant to the terms of the Termination of Supply Agreement and Loan and Security Agreement dated May 15, 1998. Defined terms used herein shall have the meanings given them in the Agreement.

        WHEREAS, Seagate and StorMedia entered into a Supply Agreement, dated as of June 29, 1995 (the "Initial Supply Agreement"), which was superseded by a subsequent Supply Agreement, dated as of January 1, 1997 (the "Amended Supply Agreement" and jointly with the Initial Supply Agreement, the "Supply Agreement"), pursuant to which Seagate agreed to purchase 2.5 and 3.5 inch aluminum and glass/ceramic substrate thin film disks and such other disk products as the parties agreed to in writing after the date of the Supply Agreement (the "Products");

        WHEREAS, on multiple occasions during the term of the Amended Supply Agreement, StorMedia has not performed product qualification in a timely manner to ensure that the Products met Seagate specifications; and

        WHEREAS, StorMedia's inability to perform product qualification in a timely manner has resulted in a level of Product purchases under the Supply Agreement that has been substantially below the purchase commitment of Seagate set forth therein;

        NOW. THEREFORE, the parties hereby agree as follows:

        1. Termination. The parties hereto hereby irrevocably and unconditionally terminate the Supply Agreement.

        2.     Mutual Release.

               2.1 Definition of "Supply Relationship". The term "Supply Relationship" means all prior business dealings between StorMedia and any of its affiliates, on the one hand, and Seagate and any of its affiliates, on the other hand, involving the Supply Agreement, including without limitation (i) the negotiation, execution and delivery of the Supply Agreement and all documents and communications ancillary thereto, (ii) all conduct, actions and failures to act of Seagate and any of its affiliates or StorMedia and any of its affiliates in connection with the Supply Agreement (including, without limitation, the termination of any product program by Seagate), (iii) any alleged oral understanding, implied agreement, course of conduct, commitment or other obligation under or relating to the Supply Agreement, (iv) any performance or nonperformance by Seagate or StorMedia, or their respective affiliates under the Supply Agreement, and (v) any matters referred to in the recitals to the Supply Agreement.

               2.2 Release of Seagate by StorMedia. Effective upon the Closing, StorMedia, on behalf of itself and on behalf of all its current and former directors, affiliates, subsidiaries,


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shareholders, successors, assigns, and all persons or entities asserting claims or who may in the future assert claims derivatively or otherwise through it or on its behalf, hereby acknowledges and agrees as follows:

                      (a) Seagate, its affiliates, assets, shareholders, successors, subsidiaries, agents, attorneys, and current and former directors, officers and employees, are each hereby released from and free and clear of all known or unknown liabilities, liens, security interests, charges, co-ownerships, debts, claims, demands, rights, actions, causes of action, costs, fines, obligations, guaranties, losses, damages (including punitive damages) arising (whether prior to, on or after the date hereof) from the Supply Relationship, whether asserted or assertible by or on behalf of or running to the benefit of StorMedia or any of its affiliates, and all entities asserting claims or who may in the future assert claims derivatively or otherwise through StorMedia or on its behalf arising from the Supply Relationship (collectively, the "StorMedia Claims and Demands"), all of which are hereby irrevocably and unconditionally remised, released and forever discharged.

                      (b) This release by StorMedia shall constitute a complete defense to any StorMedia Claim and Demand. Nothing in this release shall be construed as, or shall be admissible in any legal action or proceeding as, an admission by Seagate that any StorMedia Claim and Demand exists that is within the scope of the matters hereby released.

               2.3 Release of StorMedia by Seagate. Effective upon the Closing, Seagate, on behalf of itself and on behalf of all its current and former directors, affiliates, subsidiaries, shareholders, successors, assigns, and all persons or entities asserting claims or who may in the future assert claims derivatively or otherwise through it or on its behalf, hereby acknowledges and agrees as follows:

                      (a) StorMedia, its affiliates, assets, shareholders, successors, subsidiaries, agents, attorneys, and current and former directors, officers and employees, are each hereby released from and free and clear of all known or unknown liabilities, liens, security interests, charges, co-ownerships, debts, claims, demands, rights, actions, causes of action, costs, fines, obligations, guaranties, losses, damages (including punitive damages) arising (whether prior to, on or after the date hereof) from the Supply Relationship, whether asserted or assertible by or on behalf of or running to the benefit of Seagate or any of its affiliates, and all entities asserting claims or who may in the future assert claims derivatively or otherwise through Seagate or on its behalf arising from the Supply Relationship (collectively, the "Seagate Claims and Demands"), all of which are hereby irrevocably and unconditionally remised, released and forever discharged.

                      (b) This release by Seagate shall constitute a complete defense to any Seagate Claim and Demand. Nothing in this release shall be construed as, or shall be admissible in any legal action or proceeding as, an admission by StorMedia that any Seagate Claim and Demand exists that is within the scope of the matters hereby released.



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               2.4 Release of Unknown Claims. Each party hereto hereby waives any and all rights and benefits which it now has or in the future may have conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California, or any similar or comparable provision of law of any jurisdiction which may now exist or hereafter be enacted and which may be applicable to the subject matter of this Termination and Mutual Release. Said
Section 1542 provides as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

               2.5 No Release of Certain Obligations. Notwithstanding anything to the contrary contained herein, this Termination and Mutual Release shall not operate to (a) release any party from its obligations under the Loan Agreement and the related transactions, (b) release the obligation of Seagate to pay StorMedia for Products shipped by StorMedia and accepted by Seagate in respect of orders placed by Seagate with StorMedia prior to the Closing Date, and (c) release any claims by Seagate against StorMedia for breach of any warranty covering Products ordered by Seagate, shipped by StorMedia and accepted by Seagate.

               2.7 Future Purchases. Nothing in this Termination and Mutual Release shall prevent Seagate from in the future agreeing to purchase products manufactured by StorMedia, provided, however, that Seagate shall be under no obligation to do so; provided, further, that any such purchases will be made pursuant to the terms and conditions of purchase orders issued by Seagate and accepted by StorMedia and will in no way be governed by the Supply Agreement. In no event shall this Termination and Mutual Release be deemed to govern or relate to any obligations or claims of either party which arise in connection with or as a result of such future purchases.

        3. Reliance. Each party hereto acknowledges and agrees that this Termination and Mutual Release constitutes a material part of the consideration under the Loan Agreement, and that by consummating the transactions contemplated by the Loan Agreement, the other party is relying upon this Termination and Mutual Release.

        4. Authority. Each party hereto represents and warrants to the other party that the undersigned is duly authorized and empowered to execute this Termination and Mutual Release and that it is duly authorized and empowered to perform and observe its agreements and obligations herein.

        5. Governing Law. This Termination and Mutual Release shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the principles thereof regarding conflict of laws.



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        IN WITNESS WHEREOF, this Termination and Mutual Release has been executed and delivered by the undersigned as of the day and year first written above.


STORMEDIA INCORPORATED                 SEAGATE TECHNOLOGY, INC.


By: /s/                                By: /s/
   ---------------------------------      ---------------------------------

Its:                                   Its:
    --------------------------------       --------------------------------



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